CONSENT OF INDEPENDENT PETROLEUM ENGINEERING CONSULTANT



     The undersigned, an independent petroleum engineering consultant, hereby consents to incorporation by reference in the Registration Statement No. 33-23326 on Form S-8 of Berry Petroleum Company and the related Prospectus of our reserve reports prepared pursuant to the Securities Exchange Act of 1934 dated January 26, 1994 and January 29, 1993, pertaining to interest of Berry Petroleum Company and subsidiaries in certain oil and gas properties located in California, and the use of the name Babson and Sheppard Petroleum Engineers as the independent petroleum engineering firm that prepared such reports for the years ended December 31, 1993 and 1992 which reports are referenced in the December 31, 1994 Annual Report on Form 10-K of Berry Petroleum Company.



Dated:  March 6, 1995



                                    BABSON AND SHEPPARD PETROLEUM ENGINEERS





                                 By:/s/ John F. Bergquist
                                    John F. Bergquist
                                    President






















                                Exhibit 23.2